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                                                                    EXHIBIT 99.1


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID-VALLEY BANK FOR THE SPECIAL MEETING ON ______________, 2006

The undersigned hereby names F. Clarke Berryman, Donald R. Judson, and Robert L. Engle, or any of them, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of Mid-Valley Bank to be held on ______________, 2006 at _____ _.m., and any adjournments thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE BANK. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark your vote as in this example. |X| Check only one box for each proposal.

________________________________________________________________________________
        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND
2. A VOTE TO "ABSTAIN" WITH RESPECT TO PROPOSAL 1 WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THAT PROPOSAL.
________________________________________________________________________________

1. Approval of the merger of Mid-Valley Bank with and into West Coast Bank or another wholly-owned banking subsidiary of West Coast Bancorp, pursuant to the terms of the Agreement and Plan of Merger dated February 1, 2006, by and among West Coast Bancorp, West Coast Bank, and Mid-Valley Bank, as amended by Amendment No. 1 dated March 21, 2006.

                  FOR               AGAINST           ABSTAIN
                  |_|                 |_|               |_|

2. Approval of an adjournment of the special meeting if necessary to solicit additional proxies in the event there are not sufficient votes to approve the merger as of the date of the special meeting.

                  FOR               AGAINST           ABSTAIN
                  |_|                 |_|               |_|

3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.



SIGNATURE                                    DATE
           _____________________________           ________________________

SIGNATURE                                    DATE
           _____________________________           ________________________


NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.